Exhibit 99.8

PROTEGE ASSOCIATES SDN BHD (200401037256 (675767-H)) SUITE C-11-12, PLAZA MONT’ KIARA 2 JALAN KIARA, MONT’ KIARA 50480 KUALA LUMPUR, MALAYSIA GEN +603 6201 9301 FAX +603 6201 7302 www.protege.com.my
BRAND | FINANCE | MARKET

Date: 22 December 2025

I Bella Perfect Inc.

No. 16 Jalan Radin Bagus 1,

Bandar Baru Seri Petaling,

Kuala Lumpur,

57000 Wilayah Persekutuan,

Malaysia

Re: Consent of Protégé Associates Sdn Bhd

Ladies and Gentlemen,

Reference is made to the registration statement on the Form F-1 (the “Registration Statement”) filed by I Bella Perfect Inc (the “Company”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto, including, without limitation, the industry report titled “Independent Market Research Report on the Medical Aesthetic Market in Malaysia” (the “Report), and any subsequent amendments to the Reports, as well as the citation of our independent industry reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, including, but not limited to, under the “Prospectus Summary”, “Industry” and “Business” sections; (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings’), (iv) on the websites or in the publicity materials of the Company and its subsidiaries and affiliates, (v) in institutional and retail roadshows and other activities in connection with the Proposed IPO, and (vi) in other publicity and marketing materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings by the Company for the use of our data and information cited for the above-mentioned purposes.

Yours faithfully

For and on behalf of

Protégé Associates Sdn Bhd

/s/ Seow Cheow Seng
Name: Seow Cheow Seng
Title: Managing Director